EXHIBIT 11
                    NATURAL ALTERNATIVES INTERNATIONAL, INC.
                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                            YEAR ENDED JUNE 30, 1994

                                                                                                 Primary and Fully
                                                                                                  Diluted Weighted
                                             Outstanding               Days                        Average Shares
                                          From          To         Outstanding        Shares        Outstanding
                                          ----          --         -----------        ------        -----------
Beginning shares                        07/01/93     06/30/94          365            4,700,875           4,700,875

Restricted stock issuance
 pursuant to Sonergy
 purchase agreement                     02/23/94     06/30/94          127               40,000              13,918

Exercise of employee
 stock options                          03/03/94     06/30/94          120                6,000               1,956

Exercise of employee
 stock options                          04/13/94     06/30/94           79                1,500                 321

Exercise of warrants                    04/19/94     06/30/94           73               22,250               4,389

Exercise of warrants                    04/28/94     06/30/94           64               10,500               1,812

Exercise of underwriters
 unit purchase warrants                 05/03/94     06/30/94           59              105,000              16,685

Exercise of warrants                    05/06/94     06/30/94           56               62,500               9,418

Exercise of warrants                    05/16/94     06/30/94           46              307,250              37,880

Exercise of employee
 stock options                          06/20/94     06/30/94           11                1,500                  41

Dilutive effect of common
stock equivalents:
441,000 stock options at
 average price per share                09/09/93     06/30/94          295                  n/a              161,269
                                                                                     ----------           ----------

Ending shares                                                                         5,257,375            4,948,564
                                                                                     ==========           ==========


                                                     Net Earnings                                        $ 1,887,367
                                                     Net Earnings Per Share                              $      0.38

                                                                      Exhibit 11
                    NATURAL ALTERNATIVES INTERNATIONAL, INC.
           STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS (continued)

                            YEAR ENDED JUNE 30, 1995
                            ------------------------
                                                                                    Primary Weighted
                                Outstanding              Days                        Average Shares
                             From          To         Outstanding       Shares         Outstanding
                             ----          --         -----------       ------         -----------
Beginning shares           07/01/94     06/30/95         365           5,257,375       5,257,375

Exercise of employee
   stock options           07/07/94     06/30/95         358                 500             490
                                                                       ---------      ----------

Ending shares                                                          5,257,875       5,257,865
                                                                       =========      ==========

                                                       Net Earnings                   $2,028,059
                                                       Net Earnings Per Share         $     0.39




                            YEAR ENDED JUNE 30, 1996
                            ------------------------
                                                                                    Primary Weighted
                                Outstanding             Days                        Average Shares
                             From          To        Outstanding       Shares         Outstanding
                             ----          --        -----------       ------         -----------
Beginning shares           07/01/95      06/30/96      366           5,257,875         5,257,875

Exercise of employee
 stock options, by date:
                           08/21/95      06/30/96      315               1,500             1,291
                            9/19/95      06/30/96      286              20,500            16,019
                            11/9/95      06/30/96      235              15,000             9,631
                           11/10/95      06/30/96      234               2,500             1,598
                            3/25/96      06/30/96      101               1,000               276
                            5/24/96      06/30/96       37              15,600             1,577
                             6/5/96      06/30/96       25              12,900               881
                            6/11/96      06/30/96       19               5,500               286
                            6/14/96      06/30/96       16              14,000               612
                            6/17/96      06/30/96       13               2,000                71
                            6/21/96      06/30/96        9               2,000                49
                            6/26/96      06/30/96        5               1,500                20
Dilutive effect of common
 stock equivalents:
 946,500 stock options at
 average price per share     7/1/95       6/30/96      366                 n/a           295,256
                                                                         -----         ---------

Ending shares                                                       5,351,875          5,585,442
                                                                    =========          =========


                                                       Net Earnings                  $ 3,222,317
                                                       Net Earnings Per Share        $      0.58

                                       50